EMPLOYMENT AGREEMENT

     AGREEMENT, dated as of the 30 day of May, 2004, by and among HF Holdings, Inc., a Delaware corporation having its principal executive offices in Logan, Utah (the "Company"), David Watterson (the "Executive").

     WHEREAS, Executive currently serves as a senior executive officer of the Company;

     WHEREAS, the Company recognizes the Executive's substantial contribution to the growth and success of the Company, desires to provide for the continued employment of the Executive and to make certain changes in the Executive's employment arrangements with the Company, which the Board has determined will reinforce and encourage the continued attention and dedication to the Company of the Executive as a member of the Company's senior management in the best interests of the Company and its shareholders;

     WHEREAS, the Executive is willing to continue to serve the Company on the terms and conditions set forth below;

     NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1. Employment Period. Subject to the terms and conditions of this Agreement, including, without limitation, Section 3, the Company hereby agrees to continue to employ the Executive, and the Executive hereby agrees to continue in the employ of the Company, for the period commencing on the date hereof (the "Effective Date") and ending on the first anniversary of such Effective Date (the "Employment Period"), provided, however, that commencing on the first year's anniversary of the Effective Date and each subsequent anniversary thereafter, the Employment Period shall automatically be extended for one additional year, unless either party delivers written notice of its intention not to renew this Agreement (a "Non-Renewal Notice") not less than [60] days prior to the expiration of the current Employment Period.


2. Terms of Employment.

  a. Position and Duties.

   i. During the Employment Period, the Executive shall serve as Chairman and Chief Executive Officer of the Company with all the appropriate authority, duties and responsibilities attendant to such positions. Executive shall also serve, at the request of the Company, as a Director of the Company and each of its subsidiaries. Notwithstanding the foregoing, in the event that Scott Watterson returns to the Company as Chief Executive Officer, the Executive will be given duties and responsibilities, as determined by the Board, commensurate with a senior executive position in a company of similar size to the Company.

  ii. During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote substantially all of his attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities.

  b. Compensation.

   i. Annual Base Salary. Effective immediately, and during the Employment Period, the Executive shall receive an annual base salary ("Annual Base Salary") of at least $500,000, the competitiveness of which shall be periodically reviewed and adjusted in accordance with Company policy. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased.

  ii. Annual Bonus. The Executive shall receive (a) with respect to (i) each fiscal year ending during the Employment Period, and (ii) that portion of any fiscal year ending after the Employment Period, during which he is employed hereunder, a bonus equal to .63% of the consolidated EBITDA (as that term is defined in the Credit Agreement, dated April 9, 2002, among the SUBSIDIARY, General Electric Capital Corporation and the other lenders thereunder, without regard to any amendments thereto) of the Company and its subsidiaries and; provided, however, that EBITDA shall be calculated without regard to any bonuses paid or payable by the Company to employees of the Company.

 iii. Long-Term Incentive Plans. The Executive shall participate in long-term incentive plans including all stock option plans and other long-term incentive plans the Company may adopt from time to time on a basis no less favorable than that provided to any other executive officer of the Company.

  iv. Other Employee Benefit Plans. During the Employment Period, except as otherwise expressly provided herein, the Executive shall be entitled to participate in all compensation, incentive, employee benefit, welfare and other plans, practices, policies and programs and fringe benefits on a basis no less favorable than that provided to any other executive officer of the Company.

   v. Automobile Benefit. During the Employment Period the Company shall provide the Executive with the use of an automobile of his choice at reasonable cost to the Company. The Company shall assume all costs and expenses of said automobile and its operation. Upon the termination of employment the automobile shall be the property of the Company.

  vi. Vacation. The Employee shall have the right to an annual paid vacation of no less than four (4) weeks.


3. Termination of Employment.

  a. Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with
Section 10(b) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties; provided that, in the event the Executive has been unable to perform his job responsibilities as a result of chronic illness, physical, mental or any other disability for 240 or more days in any consecutive 12 month period or 270 or more days in any consecutive 24 month period, then the Company shall be able to terminate the Executive's employment without providing the written notice referred to above (and the "Disability Effective Date" shall be the date of such termination). For purposes of this Agreement, "Disability" shall mean a determination by the Company in its sole discretion that Executive is unable to perform his job responsibilities as a result of chronic illness, physical, mental or any other disability for a period of six months or more.

  b. With or Without Cause. The Company may terminate the Executive's employment during the Employment Period with or without Cause. For purposes of this Agreement, "Cause" shall mean:

   i. the continued failure of the Executive to perform substantially the Executive's duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), which failure is not cured by the Executive within 30 days after a written demand for substantial performance is delivered to the Executive by the Board which specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties; or

  ii. the willful engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company; or

 iii. conviction of a felony or guilty or nolo contendere plea by the Executive with respect thereto, or

  iv. any breach of any of the provisions set forth in Section 5 hereof.

  c. Good Reason. The Executive's employment may be terminated by the Executive at any time and for any reason and for Good Reason. For purposes of this Agreement, "Good Reason" shall mean in the absence of a written consent of the
Executive:

   i. the assignment to the Executive of any duties inconsistent with the Executive's title and position (including status, offices and reporting requirements), authority, duties or responsibilities as contemplated by Section 2(a)(i) of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

  ii. any failure by the Company to comply with any of the provisions of Section 2(b) of this Agreement;

 iii. any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement for Cause, death or Disability; or

  iv. any requirement that the Executive be based anywhere more than fifty (50) miles from the office where the Executive is currently located.

  d. Notice of Termination. Any termination by the Company or by the Executive shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 10(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

  e. Date of Termination. "Date of Termination" means (i) if the Executive's employment is terminated by the Company other than for Disability, the date of receipt of the Notice of Termination or any later date specified therein within 30 days of such notice, (ii) if the Executive's employment is terminated by reason of death or Disability, the date of death of the Executive or the Disability Effective Date, as the case may be, and (iii) if the Executive's employment is terminated by the Executive, thirty days after the giving of such notice by the Executive provided that the Company may elect to place the Executive on paid leave for all or any part of such 30-day period.


4. Obligations of the Company upon Termination.

  a. Death or Disability. If, during the Employment Period, the Executive's employment shall terminate on account of death or Disability:

   i. the Company shall pay to the Executive or his estate or beneficiaries in a lump sum in cash within 30 days after the Date of Termination the sum of (x) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid, and (y) the product of (1) the Annual Bonus and (2) fraction, the numerator of which is the number of whole and partial months in the fiscal year in which the Date of Termination occurs through the Date of Termination and the denominator of which is 12, to the extent not theretofore paid (the sum of the amounts described in clauses (x) and (y) shall be hereinafter referred to as the "Accrued Obligations"); and

  ii. to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive or his estate or beneficiaries any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice of or contract or agreement with the Company and its affiliated companies through the Date of Termination (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

  b. By the Company for Cause; By the Executive Other than for Good Reason. If the Executive's employment is terminated for Cause or the Executive terminates his employment without Good Reason during the Employment Period or delivers a Non-Renewal Notice pursuant to Section 2.a, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive (i) his Annual Base Salary through the Date of Termination to the extent theretofore unpaid, (ii) the Other Benefits and (iii) in the event the Executive terminates his employment without Good Reason an amount equal to the Executive's Annual Base Salary for a period of six months from the Date of Termination.

  c. By the Company Other than for Cause, Death or Disability; By the Executive for Good Reason. If, during the Employment Period, the Executive's employment is terminated by the Executive for Good Reason or by the Company other than for Cause, including the delivery by the Company of a Non-Renewal Notice pursuant to
Section 2.a and other than on account of death or Disability:

   i. the Company shall pay to the Executive:

      1. within 30 days the Accrued Obligations;

      2. for a period of 24 months in equal monthly installments in accordance with the Company's normal payroll practice, the amount equal to the sum of the Executive's current Annual Base Salary and the Annual Bonus and incentive compensation earned in the fiscal year immediately preceding the termination.

  ii. the Company shall provide the Executive with the Other Benefits for a period of 24 months; and

 iii. the amounts payable hereunder shall be payable only to the extent that the Executive does not receive, and is not entitled to receive, payments from the Company pursuant to that certain Senior Management Retention Agreement between the Company and the Executive dated as of __________, 2003.

  d. Welfare Benefits. In the event of a termination described in Section 4(a) or 4(c), for a period of two (2) years following Executive's Date of Termination the Company shall continue to provide medical, dental and life insurance benefits to the Executive, his spouse and children under age 25 on the same basis, including without limitation employee contributions, as such benefits are then currently provided to the Executive ("Welfare Benefits"); provided that the provision of such Welfare Benefits shall cease in the event Executive becomes eligible to receive comparable benefits from another employer (either because he becomes employed by, or becomes an independent contractor with respect to such employer).


5. Noncompetition and Nonsolicitation. Executive acknowledges that in the course of his employment with the Company he will become familiar with the Company's and its subsidiaries' trade secrets and other confidential information concerning the Company and such subsidiaries and that his services will be of special, unique and extraordinary value to the Company and its subsidiaries. Therefore, Executive agrees that:

  a. Noncompetition. During the period commencing on the Effective Date and ending on the date which the Company ceases to make payments required by Section 4.b or 4.c, as applicable (whether by waiver of the right to such payments by the Executive or upon breach by the Company) (such period the "Restricted Period"), Executive shall not, for himself or on behalf of any other person, firm, partnership, corporation, or other entity, engage, directly or indirectly, as an executive, agent, representative, consultant, partner, shareholder or holder of any other financial interest, in any business that competes with the Company in the business of the manufacture, sale and distribution of fitness equipment and accessories including, treadmills, home gyms, aerobic exercisers, trampolines, weights, benches (a "Competing Business"), it being understood and agreed that Executive shall not be in violation of this restriction where Executive is employed by a person, firm, partnership, corporation, or other entity engaged in a variety of activities, including the Competing Business, so long as Executive is not engaged in or responsible for the Competing Business of such entity. Nothing herein shall prohibit Executive from being a passive owner of not more than 2% of the outstanding publicly traded stock of any class of a Competing Business so long as Executive has no active participation in the business of such entity, except to the extent permitted above. Executive acknowledges that this Agreement, and specifically, this Section 5, does not preclude Executive from earning a livelihood, nor does it unreasonably impose limitations on Executive's ability to earn a living. In addition, Executive agrees and acknowledges that the potential harm to the Company of its non enforcement outweighs any harm to Executive of its enforcement by injunction or otherwise.

   b. Nonsolicitation. During the Restricted Period, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or its subsidiaries to leave the employ of the Company or its subsidiaries, or in any way interfere with the relationship between the Company or any of its subsidiaries and any employee thereof, (ii) knowingly hire any person who was an employee of the Company or any of its subsidiaries within 180 days prior to the time such employee was hired by Executive, (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or any of its subsidiaries to cease doing business with the Company or its subsidiaries or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any subsidiary or (iv) directly or indirectly acquire or attempt to acquire an interest in any business relating to the business of the Company or any of its subsidiaries and with which the Company or any of its subsidiaries has entertained discussions or has requested and received information relating to the acquisition of such business by the Company or its subsidiaries in the one-year period immediately preceding Executive's termination of employment with the Company.

   c. Enforcement. The parties to this Agreement hereby agree and stipulate that
(i) the restrictions contained in this Agreement are reasonable and necessary in order to protect the Company's and its subsidiaries' legitimate business interests and (ii) in the event of any breach or violation of this Agreement or of any provision hereof by Executive, the Company and its subsidiaries will have no adequate remedy at law and will suffer irreparable loss and damage thereby. The parties hereby further agree and stipulate that in the event of any such breach or violation, either threatened or actual, the Company's and its subsidiaries' rights shall include, in addition to any and all other rights available to the Company and its subsidiaries at law or in equity, the right to seek and obtain any and all injunctive relief or restraining orders available to it in courts of proper jurisdiction, so as to prohibit, bar, and restrain any and all such breaches or violations by Executive. The prevailing party to any legal action, arbitration or other proceeding commenced in connection with enforcing any provision of this Section 5, including without limitation, obtaining the injunctive relief provided by this Section 5 shall be entitled to recover all court costs, reasonable attorneys' fees, and related expenses incurred by such party. Executive further agrees that no bond need be filed in connection with any request by the Company and its subsidiaries for a temporary restraining order or for temporary or preliminary injunctive relief. The Company further agrees that the restrictions contained in this Agreement shall terminate and be of no further force or effect upon any breach by the Company of the obligations contained in Section 4.a or 4.b which is not cured by the Company within 5 days of such breach.

   d. Acknowledgement. Executive acknowledges that he has carefully read this Agreement and has given careful consideration to the restraints imposed upon Executive by this Agreement, and is in full accord as to their necessity for the reasonable and proper protection of confidential and proprietary information of the Company and its subsidiaries now existing or to be developed in the future. Executive expressly acknowledges and agrees that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, time period and geographical area.


6. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice, program, contract or agreement except as explicitly modified by this Agreement; provided that the Executive shall not be eligible for severance benefits under any other program or policy of the Company.


7. Full Settlement. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, and such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) pursued or defended against in good faith by the Executive regarding the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Code.


8. Successors.

  a. This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

  b. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

  c. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid.


9. Miscellaneous.

  a. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

  b. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

      If to the Executive:
      David Watterson
      ================

      If to the Company:
      HF Holdings, Inc.
      1500 South 1000 West
      Logan, UT 84321
      Attention:  Secretary

      with a copy to:

      Weil, Gotshal & Manges LLP
      100 Federal Street
      Boston, MA 02110
      Attention: Charles Robins



or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

  c. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

  d. The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

  e. The Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including; without limitation, the right of the Executive to terminate employment for Good Reason pursuant to
Section 3(c)(i)-(v) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

  f. Subject to the provisions of Section 3(d), there shall be no limitation on the ability of the Company to terminate the Executive at any time with or without Cause.
                            * * * * * * * * * * * *



     IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.


                                    /s/ David Watterson
                                    -------------------------
                                    David Watterson

                                HF HOLDINGS, INC.

                                    By: /s/ Gary E. Stevenson
                                        ---------------------
                                    Title: President and
                                           Chief Operating Officer

                                    Date: May 30, 2004